Facebook Reports First Quarter 2014 Results
- Revenue was $2.50 billion, up 72% vs Q1 2013
- Revenue from advertising was $2.27 billion, up 82% vs Q1 2013
- CFO David Ebersman stepping down later this year; will be succeeded by David Wehner

MENLO PARK, Calif. – April 23, 2014 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the quarter ended March 31, 2014.

“Facebook’s business is strong and growing, and this quarter was a great start to 2014,” said Mark Zuckerberg, Facebook founder and CEO. “We’ve made some long term bets on the future while staying focused on executing and improving our core products and business. We’re in great position to continue making progress towards our mission.”

First Quarter 2014 Financial Summary

	Three Months Ended March 31,
In millions, except percentages and per share amounts	2013	2014
Revenue	$1,458	$2,502
Income from Operations
GAAP	$373	$1,075
Non-GAAP	$563	$1,374
Operating Margin
GAAP	26%	43%
Non-GAAP	39%	55%
Net Income
GAAP	$219	$642
Non-GAAP	$312	$885
Diluted Earnings per Share (EPS)
GAAP	$0.09	$0.25
Non-GAAP	$0.12	$0.34

First Quarter 2014 Operational Highlights

•	Daily active users (DAUs) were 802 million on average for March 2014, an increase of 21% year-over-year.

•	Mobile DAUs were 609 million on average for March 2014, an increase of 43% year-over-year.

•	Monthly active users (MAUs) were 1.28 billion as of March 31, 2014, an increase of 15% year-over-year.

•	Mobile MAUs were 1.01 billion as of March 31, 2014, an increase of 34% year-over-year.

First Quarter 2014 Financial Highlights

Revenue – Revenue for the first quarter of 2014 totaled $2.50 billion, an increase of 72%, compared with $1.46 billion in the first quarter of 2013.

•	Revenue from advertising was $2.27 billion, an 82% increase from the same quarter last year.

•	Mobile advertising revenue represented approximately 59% of advertising revenue for the first quarter of 2014, up from approximately 30% of advertising revenue in the first quarter of 2013.

•	Payments and other fees revenue was $237 million for the first quarter of 2014.

Costs and expenses – GAAP costs and expenses for the first quarter of 2014 were $1.43 billion, an increase of 32% from the first quarter of 2013, driven primarily by increased headcount and infrastructure expense. Excluding share-based compensation and related payroll tax expenses, non-GAAP costs and expenses were $1.13 billion in the first quarter of 2014, up 26% compared to $895 million for the first quarter of 2013.

Income from operations – For the first quarter of 2014, GAAP income from operations was $1.08 billion, up 188% compared to $373 million in the first quarter of 2013. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the first quarter of 2014 was $1.37 billion, up 144% compared to $563 million for the first quarter of 2013.

Operating margin – GAAP operating margin was 43% for the first quarter of 2014, compared to 26% in the first quarter of 2013. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 55% for the first quarter of 2014, compared to 39% for the first quarter of 2013.

Provision for income taxes – GAAP income tax expense for the first quarter of 2014 was $433 million, representing a 40% effective tax rate. Excluding share-based compensation and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 36%.

Net income and EPS – For the first quarter of 2014, GAAP net income was $642 million, up 193% compared to $219 million for the first quarter of 2013. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP net income for the first quarter of 2014 was $885 million, up 184% compared to $312 million for the first quarter of 2013. GAAP diluted EPS was $0.25 in the first quarter of 2014, up 178% compared to $0.09 in the first quarter of 2013. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP diluted EPS for the first quarter of 2014 was $0.34, up 183% compared to $0.12 in the first quarter of 2013.

Capital expenditures – Capital expenditures for the first quarter of 2014 were $363 million.

Cash and marketable securities – Cash and marketable securities were $12.63 billion at the end of the first quarter of 2014.

Free cash flow – Free cash flow for the first quarter of 2014 was $922 million.

CFO Transition – Facebook today also announced that David Ebersman has informed the company of his intention to step down as chief financial officer after serving in the position for almost five years. On June 1, 2014, he will be succeeded as CFO by David Wehner, currently Facebook's Vice President, Corporate Finance and Business Planning. Ebersman will remain with the company through September to ensure a seamless transition of his responsibilities.

Wehner joined Facebook in November 2012 from Zynga, where he served as CFO. Earlier, he spent nine years at Allen & Company where he was a managing director. Wehner has a B.S. in Chemistry from Georgetown University, and an M.S. in Applied Physics from Stanford University.

“David has been a great partner in building Facebook, and I’m grateful for everything he’s done to help make the world more open and connected.” said Zuckerberg. “David set us up to operate efficiently and make the long term investments we need, and built an incredibly strong team including Dave Wehner, our next CFO. I look forward to working with Dave in his new role.”

“This was a tough decision because Facebook is such a great company and has such a bright future ahead, but I’ve decided to move back into healthcare where I spent my career before Facebook,” Ebersman said. “It’s been a privilege working at Facebook and being part of such a great team. We have an incredibly talented finance organization, and I have complete confidence in Dave Wehner and his ability to lead the team going forward.”

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast can be accessed at the Facebook Investor Relations website at investor.fb.com, along with the company's earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website, and intends to also use Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at + 1 (404) 537-3406 or + 1 (855) 859-2056, conference ID 11218209.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our ability to continue to monetize our mobile products; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 31, 2014, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. In addition, please note that the date of this press release is April 23, 2014, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense, and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translate revenue for the three months ended March 31, 2014 using prior year exchange rates for our settlement currencies, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment; Property and equipment acquired under capital leases. We subtract both purchases of property and equipment and property and equipment acquired under capital leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we finance such property or equipment with a capital lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2013	2014
Revenue	$1,458	$2,502
Costs and expenses:
Cost of revenue	413	462
Research and development	293	455
Marketing and sales	203	323
General and administrative	176	187
Total costs and expenses	1,085	1,427
Income from operations	373	1,075
Interest and other income/(expense), net	(20)	—
Income before provision for income taxes	353	1,075
Provision for income taxes	134	433
Net income	$219	$642
Less: Net income attributable to participating securities	2	3
Net income attributable to Class A and Class B common stockholders	$217	$639
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.09	$0.25
Diluted	$0.09	$0.25
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,386	2,545
Diluted	2,499	2,609
Share-based compensation expense included in costs and expenses:
Cost of revenue	$8	$12
Research and development	117	181
Marketing and sales	24	43
General and administrative	21	38
Total share-based compensation expense	$170	$274
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$1	$2
Research and development	11	15
Marketing and sales	4	4
General and administrative	4	4
Total payroll tax expenses related to share-based compensation	$20	$25

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2013	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$3,323	$2,998
Marketable securities	8,126	9,631
Accounts receivable	1,109	1,006
Prepaid expenses and other current assets	512	425
Total current assets	13,070	14,060
Property and equipment, net	2,882	3,074
Goodwill and intangible assets, net	1,722	1,682
Other assets	221	212
Total assets	$17,895	$19,028

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$87	$85
Developer partners payable	181	188
Accrued expenses and other current liabilities	555	525
Deferred revenue and deposits	38	38
Current portion of capital lease obligations	239	201
Total current liabilities	1,100	1,037

Capital lease obligations, less current portion	237	191
Other liabilities	1,088	1,063
Total liabilities	2,425	2,291

Stockholders' equity
Common stock and additional paid-in capital	12,297	12,921
Accumulated other comprehensive income	14	15
Retained earnings	3,159	3,801
Total stockholders' equity	15,470	16,737
Total liabilities and stockholders' equity	$17,895	$19,028

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2013	2014
Cash flows from operating activities
Net income	$219	$642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233	264
Lease abandonment	8	(13)
Share-based compensation	170	274
Deferred income taxes	(7)	(1)
Tax benefit from share-based award activity	59	345
Excess tax benefit from share-based award activity	(62)	(348)
Other	9	9
Changes in assets and liabilities:
Accounts receivable	54	105
Prepaid expenses and other current assets	(1)	(4)
Other assets	(36)	16
Accounts payable	1	(10)
Developer partners payable	21	7
Accrued expenses and other current liabilities	(33)	(27)
Other liabilities	84	26
Net cash provided by operating activities	719	1,285
Cash flows from investing activities
Purchases of property and equipment	(327)	(363)
Purchases of marketable securities	(1,508)	(2,974)
Sales of marketable securities	699	847
Maturities of marketable securities	903	619
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(99)	—
Other investing activities, net	6	(1)
Net cash used in investing activities	(326)	(1,872)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(405)	(3)
Proceeds from exercise of stock options	8	1
Principal payments on capital lease obligations	(109)	(84)
Excess tax benefit from share-based award activity	62	348
Net cash (used in) provided by financing activities	(444)	262
Effect of exchange rate changes on cash and cash equivalents	(8)	—
Net decrease in cash and cash equivalents	(59)	(325)
Cash and cash equivalents at beginning of period	2,384	3,323
Cash and cash equivalents at end of period	$2,325	$2,998
Supplemental cash flow data
Cash paid during the period for:
Interest	$12	$4
Income taxes	$9	$37

Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$47	$(3)
Property and equipment acquired under capital leases	$11	$—
Fair value of shares issued related to acquisitions of businesses and other assets	$33	$—

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2013	2014
GAAP revenue	$1,458	$2,502
Foreign exchange effect on 2014 revenue using 2013 rates		9
Revenue excluding foreign exchange effect		$2,511
GAAP revenue year-over-year change %		72%
Revenue excluding foreign exchange effect year-over-year change %		72%
GAAP advertising revenue	$1,245	$2,265
Foreign exchange effect on 2014 advertising revenue using 2013 rates		9
Advertising revenue excluding foreign exchange effect		$2,274
GAAP advertising revenue year-over-year change %		82%
Advertising revenue excluding foreign exchange effect year-over-year change %		83%
GAAP costs and expenses	$1,085	$1,427
Share-based compensation expense	(170)	(274)
Payroll tax expenses related to share-based compensation	(20)	(25)
Non-GAAP costs and expenses	$895	$1,128
GAAP income from operations	$373	$1,075
Share-based compensation expense	170	274
Payroll tax expenses related to share-based compensation	20	25
Non-GAAP income from operations	$563	$1,374
GAAP net income	$219	$642
Share-based compensation expense	170	274
Payroll tax expenses related to share-based compensation	20	25
Income tax adjustments	(97)	(56)
Non-GAAP net income	$312	$885
GAAP and Non-GAAP diluted shares	2,499	2,609
GAAP diluted earnings per share	$0.09	$0.25
Non-GAAP adjustments to net income	0.03	0.09
Non-GAAP diluted earnings per share	$0.12	$0.34
GAAP operating margin	26%	43%
Share-based compensation expense	12%	11%
Payroll tax expenses related to share-based compensation	1%	1%
Non-GAAP operating margin	39%	55%
GAAP income before provision for income taxes	$353	$1,075
GAAP provision for income taxes	134	433
GAAP effective tax rate	38%	40%
GAAP income before provision for income taxes	$353	$1,075
Share-based compensation and related payroll tax expenses	190	299
Non-GAAP income before provision for income taxes	$543	$1,374
Non-GAAP provision for income taxes	231	489
Non-GAAP effective tax rate	43%	36%
Net cash provided by operating activities	$719	$1,285
Purchases of property and equipment	(327)	(363)
Property and equipment acquired under capital leases	(11)	—
Free cash flow	$381	$922